Exhibit 99.1

Sino Agro Food, Inc. Effects Reverse Split

December 16, 2014

GUANGZHOU, China-- Sino Agro Food, Inc. (OTCQB: SIAF.QB) is an integrated, diversified agriculture technology and organic food company (the “Company”) with principal operations as primary producer, processor, and marketer in the People’s Republic of China (“PRC”).

The Financial Industry Regulatory Authority (“FINRA”) approved a reverse split for Sino Agro Food, Inc.’s common stock, effective for trading purposes as of the commencement of trading today, December 16, 2014. The reverse split ratio is 1 to 9.90. The authorized shares of common stock have been reduced by the same ratio. Any fractional shares will be paid out in cash.

The split will mean a proportionate decrease in the number of SIAF shares, but not the total value of shares held by the shareholders. Shareholders maintain the same percentage equity in the Company as before the split.

The reasons for this action are to:

•	Avoid SIAF shares being classified as a penny stock,
•	Satisfy one of the listing requirements of any U.S. main board stock exchange,
•	Attract investors, particularly institutional shareholders, and
•	Enable Swedish brokers to accommodate trading of SIAF shares.

The Company’s shares will trade under the symbol SIAFD, with the “D” for a period of 20 business days.

About Sino Agro Food, Inc.

Sino Agro Food, Inc. is an agriculture technology and natural food holding company with principal operations in the People’s Republic of China. The Company acquires and maintains equity stakes in a cohesive portfolio of companies that SIAF forms according to its core mission to produce, distribute, market and sell natural, sustainable protein food and produce, primarily seafood and cattle, to the rapidly growing middle class in China. SIAF provides financial oversight and strategic direction for each company, and for the interoperation between companies. The Company owns or licenses patents, proprietary methods, and other intellectual properties in its areas of expertise. SIAF provides consulting and services to joint venture partners to construct and operate food businesses, primarily producing wholesale protein foods. Further joint ventures market and distribute the wholesale products as part of an overall “farm to table” concept and business strategy.

News and updates about Sino Agro Food, Inc., including key information, are published on the Company’s website (http://www.sinoagrofood.com) and the Company’s Facebook page (www.facebook.com/SinoAgroFoodInc).

Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company’s website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc. Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Contacts

Peter Grossman

Investor Relations

+1 (775) 901-0344

info@sinoagrofood.com